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                                                                    Exhibit 99.1


                     PENSECO FINANCIAL SERVICES CORPORATION

                                       and

                       PENN SECURITY BANK & TRUST COMPANY

                            merger announcement with

                                 OLD FORGE BANK

                                EMPLOYEE MEETING
                                December 8, 2008

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AGENDA

I.   Introduction of Penn Security Bank & Trust Company.

II.  Frequently asked questions and answers.

III. What happens next?

IV.  Additional questions?


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FREQUENTLY ASKED QUESTIONS

1)    Why is this merger taking place?

2)    What will be the result of the merger?

3)    When will the merger be completed?

4)    How will my job be affected?

5)    How will my benefits be affected?


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PENSECO FINANCIAL SERVICES CORPORATION/OLD FORGE BANK MERGER ANNOUNCEMENT

QUESTIONS & ANSWERS

o  WHY IS THIS MERGER TAKING PLACE?

        o Boards of both banks felt it was a great opportunity for shareholders, employees and customers.

        o   Great strategic fit for our organizations - no overlap of branches.

        o   We are combining two of the strongest banks in Lackawanna County.

        o   Expanded product offerings will be available to both banks.

o  WHAT WILL BE THE RESULT OF THE MERGER?

        o Old Forge Bank will be merged into the Penn Security Bank & Trust Company charter.

        o Penn Security Bank & Trust Company maintains 9 branch locations throughout Lackawanna, Wayne & Monroe Counties.

        o   Old Forge Bank maintains 3 branches in Old Forge, Duryea &
            Peckville.

            - Old Forge & Duryea Office will retain Old Forge signage.
            - Peckville signage will be changed to the Penn Security brand.

        o Combined company will have 12 branch locations with assets totaling $860 million dollars.

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PENSECO FINANCIAL SERVICES CORPORATION/OLD FORGE BANK MERGER ANNOUNCEMENT

o  WHEN WILL THE MERGER BE COMPLETED?

        o   We expect the merger to be completed in the second quarter of 2009.

o  HOW WILL MY JOB BE AFFECTED?

        o   Majority of Old Forge positions will not be impacted.

        o   Duplication of back office and support positions.

        o Through 2009, we are committed to providing as many employment opportunities as possible for duplicated positions.

        o Individuals not able to find suitable employment within the company will be offered a severance package.

o  HOW WILL MY BENEFITS BE AFFECTED?

        o After the merger transaction is completed, Old Forge Bank employees will move into Penn Security Bank's benefit plans that includes health, dental, vision, life insurance, retirement and tuition reimbursement.


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WHAT HAPPENS NEXT?

SCHEDULE OF EVENTS

December 5, 2008        o    Definitive agreement signed.

December 5, 2008        o    Merger announcement to employees of both banks.

December 5, 2008        o    Announcement to public through 8K & Press Release.

December 5, 2008        o    Communication Plan implemented for both banks to
                             employees, shareholders, advisory board members, regulators and major vendors.

December 8, 2008        o    Conversion team comprised of employees
                             from both banks formed.

1st Quarter, 2009       o    Expected regulatory approval.

1st Quarter, 2009       o    Old Forge Shareholders Meeting held.

1st or 2nd Quarter,     o    Merger transaction closed.
2009

2nd Quarter, 2009       o    Conversion completed.


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PENSECO FINANCIAL SERVICES CORPORATION/OLD FORGE BANK MERGER ANNOUNCEMENT

|X|   Additional Information About the Merger:


Penseco Financial Services Corporation will be filing a registration statement, which will include a proxy statement/prospectus of Penseco Financial Services Corporation and Old Forge Bank, and other relevant documents concerning the merger with the SEC. WE URGE INVESTORS TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT/PROSPECTUS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain these documents free of charge at the SEC's website, http://www.sec.gov/. In addition, documents filed with the SEC by Penseco Financial Services Corporation will be available free of charge by written request to Mr. Patrick Scanlon, Senior Vice President, Finance Division Head, Penn Security Bank &Trust Company, 150 North Washington Avenue, Scranton, Pennsylvania 18503 or oral request to Mr. Scanlon at 570.346.7741, extension 2316.